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                                                               Exhibit 10.38

               SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS
                               (INCLUDES ADEA)

         This Settlement Agreement and Release of All Claims (the
"Agreement") is made and entered into as of the 31st day of October, 2003, by and between Angelica Corporation ("Angelica") and Denis R. Raab (herein referred to as "Employee"), collectively referred to as "the parties."

                            W I T N E S S E T H:

         WHEREAS, without any admission of fault, liability or wrongdoing by the parties, Angelica and Employee desire to forever resolve and compromise all claims which could be asserted by or on behalf of Employee in connection with his employment by Angelica or the termination thereof upon the terms set forth below;

         NOW THEREFORE, in consideration of the premises, and the promises, covenants and agreements contained herein, the parties agree as follows:

         1. For purposes of this Agreement, "Angelica" shall mean Angelica Corporation and any of its past or present parent or subsidiary corporations, affiliates, predecessors, successors, assigns, insureds, underwriters, and/or its agents, officers, directors, partners, shareholders, employees and attorneys. For purposes of this Agreement, "Employee" shall mean Denis R. Raab, his heirs, beneficiaries, executors, administrators, successors and assigns.

         2. The parties acknowledge and agree that, notwithstanding anything to the contrary contained herein, Employee's employment with Angelica terminated effective October 31, 2003.

         3. Angelica will pay Employee any and all regular base salary that has been earned, accrued and is due him through October 31, 2003, as well as all earned and accrued but unused vacation pay determined as of that date.

         4. During the twelve (12) month period beginning November 1, 2003, and ending October 31, 2004, Angelica will pay Employee semi-monthly the amount of $8,208.33, less applicable taxes, withholdings and standard deductions.

         5. Employee is entitled to continue his health and dental insurance in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). For purposes of COBRA, Employee's employment termination date shall be October 31, 2003.


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         6.       Employee is informed and understands that his participation in the Angelica Accident, Death & Dismemberment Plan, the Angelica Life Insurance Plan and the Angelica Long Term Disability Plan terminates as of October 31, 2003.

         7. Subject to the respective terms and conditions of the benefit plans and programs in which Employee participated during his employment by Angelica, Employee is entitled to such payments and/or benefits which would have accrued and/or vested thereunder as of October 31, 2003, and which are not forfeited. Employee will be provided with information about those payments and/or benefits and they will be paid or become available to Employee in accordance with the respective terms and conditions of each such plan or program.

         8. Employee, on his own behalf and on behalf of his heirs, beneficiaries, executors, administrators, and assigns, hereby releases and forever discharges Angelica, its past or present parents, subsidiaries, affiliates, predecessors, successors, assigns, insured underwriters and/or their agents, officers, directors, partners, shareholders, employees and attorneys from any and all claims, demands, actions or other causes of action, in whatever form, whether legal or equitable, known or unknown, foreseen or unforeseen, and which arise from or relate in any way to any aspect of Employee's employment with Angelica, including his termination from employment, or any employment custom, practice, policy, conduct, or decision of Angelica relating to any term or condition of Employee's employment, including but not limited to:

                  (1)      any claims or rights that could be asserted under

                           (a) the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq.;
                                                                      ------
                           (b) any Missouri or other applicable state law prohibiting or otherwise relating to employment discrimination, including,
                                    but not limited to any statutory or
                                    common law giving rise to a cause of
                                    action for retaliation for filing a
                                    worker's compensation claim or otherwise
                                    engaging in protected conduct;
                           (c)      the common law of the State of Missouri;
                           (d) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq.;
                                    -------
                           (e)      the Civil Rights Act of 1871, 42 U.S.C.
                                    Section 1981;
                           (f)      the Civil Rights Act of 1991;
                           (g)      the Consolidated Omnibus Budget
                                    Reconciliation Act of 1986 (COBRA);
                           (h) the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq.;
                                                  ------
                           (i) the Americans with Disabilities Act, 42 U.S.C. Section 12101;
                           (j) the Vietnam Era Veteran's Readjustment Assistance Act, 38 U.S.C. Section 4212;
                           (k) any other federal, state or local law, constitution, regulation, statute, order, ordinance, decision or common law claim concerning


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                                    employment, wages, discrimination in
                                    employment or termination of employment, including unfair labor practices;

                  (2) any and all claims for compensation, back pay, front pay, additional pension credits, vacation or sick pay, or fringe benefits;

                  (3) any and all claims for personal injury, emotional distress, libel, slander, defamation, and other physical, economic or emotional injury; and

                  (4) any and all claims for punitive damages, penalties, costs and attorneys' fees, including, without limitation, any claim for attorneys' fees which may arise or accrue by reason of this Agreement.

         9. Employee covenants and warrants to the fullest extent permitted by law that he will not sue or cause any action, charge, complaint, or proceeding of any sort to be brought or join in or permit any action or charge, complaint, proceeding, or lawsuit by any third party against Angelica based in whole or in part upon claims arising from or relating to Employee's employment and which are being released in this Agreement. Employee further agrees that in the event any person or entity should bring such a charge, claim, complaint or action on Employee's behalf, he hereby waives and forfeits any right to recover under said claim and will exercise every good faith effort to have such claim dismissed.

         10. Because this agreement contains a release of claims under the Age Discrimination in Employment Act ("ADEA"), Employee shall have twenty-one (21) days from the day he receives it to consider it. Employee may accept the offer contained in this agreement at any time within that twenty-one (21) day period by signing it and delivering it to Angelica. If Employee does not accept this offer prior to the end of the twenty-one (21) day period, it shall be automatically revoked. If Employee does accept the offer, he shall have seven (7) days after delivery of the signed agreement to Angelica to revoke his acceptance. The payment provided in paragraph 4 shall be made only after the seven (7) day revocation period expires. In order to revoke his acceptance, the revocation must be in writing and delivered to Angelica by 4:00 p.m. of the seventh (7th) day after Employee delivered the acceptance to Angelica. Employee's signature on the agreement will acknowledge that he has consulted an attorney before signing it. All acceptances, revocations and other notices, documents and things to be delivered to Angelica under this Agreement shall be delivered to: Angelica Corporation, 434 South Woods Mill Rd., Suite 300, Chesterfield, Missouri, 63017, Attn: General Counsel.

         11. Employee covenants and warrants that he is the sole owner of the claims hereby being released and that he has not assigned, in whole or in part, any of such claims to any other person or entity.

         12. This Agreement is binding upon and inures to the benefit of Employee, his heirs, successors and assigns, and Angelica, and its successors and assigns.

         13. This settlement and all payments, as well as all terms and provisions of this Agreement, are made for the purpose of settlement and compromise only and are made without any


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admission by Angelica as to fault, liability or wrongdoing of Angelica, its employees, agents, officers or directors, all of which are expressly denied.

         14. Employee shall keep, and cause his attorneys and agents to keep, the terms of this Agreement and the circumstances surrounding its negotiation and execution strictly confidential, and shall not directly or indirectly disclose or divulge any of the same to anyone (including, but not limited to, by way of oral or written communication) except (a) that Employee may discuss such circumstances, this Agreement and its contents with his attorney or accountant on a confidential basis to the extent necessary to prepare his tax returns and interpret the Agreement; (b) to the extent that Employee is compelled by a court or governmental authority with jurisdiction and the power to compel testimony, to the extent the same is directly and specifically requested, provided, however, that Employee will immediately advise Angelica of any attempt (including all details) to serve him with process or otherwise compel him to testify in such manner as will provide Angelica the maximum time and opportunity to contest the same, or pursuant to a protective order agreeable to Employee and Angelica; or (c) in a suit to enforce or for breach of this Agreement, provided the Agreement is kept under seal by the Court pursuant to a protective order.

         15. Employee agrees to cooperate with Angelica and its representatives in connection with the investigation, litigation, or other handling of any matter that may have occurred during the period of his employment. Angelica will reimburse Employee for all reasonable expenses he may incur under this paragraph.

         16. Employee will not, for a period of one (1) year following his acceptance of this Agreement, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with Angelica, directly or indirectly, through any commercial venture, as a partner, officer, director, stockholder, advisor, employee, consultant, agent, salesman, venturer or otherwise, in the business conducted by Angelica's Life Uniform Stores business segment in the United States. This requirement, however, will not limit Employee's right to invest in the capital stock or other equity securities of any corporation, the stock or securities of which are publicly owned or are regularly traded on any public securities exchange. Furthermore, Employee will not, during the said one (1) year period, directly or indirectly or by aid to others, do anything which could be expected to divert from Angelica any trade or business with any customer of Angelica's Life Uniform Stores business segment.

         17. Employee will not use or disclose any confidential, financial, or personnel information of or concerning Angelica or its employees, customers or suppliers, of which Employee became aware by reason of his employment. Employee shall return to Angelica all writings, records
(including computer records), papers, customer lists, business plans, papers, keys, key cards, computers and other equipment and all other property produced or developed by or at the request of Employee, or coming into his possession, by way or reason of his employment by Angelica.

         18. Employee will not, for a period of one (1) year following his acceptance of this Agreement, solicit or encourage any employee of Angelica to terminate his or her employment with Angelica.

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         19.      Employee will not make any statement or publish any
communication which does or which could be expected to defame, disparage or reflect adversely upon Angelica or any of its employees, officers, directors, customers or suppliers.

         20. Employee acknowledges and agrees that in the event he violates any of the terms or conditions of this Agreement, Angelica shall have no further obligation to pay to Employee any of the payments otherwise to be made to Employee hereunder.

         21. This Agreement shall be governed by, construed and interpreted according to the internal laws of the State of Missouri without reference to conflicts of law principles.

         22. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior oral or written communications or agreements between the parties concerning such subject matter; provided, however, that any obligations, restrictions, prohibitions or other provisions contained in any benefit plan or program in which Employee was a participant at the time his employment by Angelica was terminated, which, by their terms, survive the termination of Employee's employment, shall survive the termination of Employee's employment and remain in effect in accordance with the terms of such plan or program. Neither this Agreement nor any of its terms may be changed, waived or added to except in a writing signed by both parties.

         23. The parties agree that should any provision in this Agreement be determined to be unenforceable, such finding shall not affect the enforceability of the remaining provisions of this Agreement. The waiver by Angelica of a breach of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Angelica of like or similar kind.

         24. Employee acknowledges that he has been given a reasonable period of time within which to consider the terms of this Settlement Agreement and Release.

         25. Employee acknowledges that he has carefully read this Agreement, understands all its terms, and has signed it voluntarily with full knowledge of its significance after adequate opportunity for consideration and consultation with his attorney, family and/or his advisors and after having had the opportunity to consult with his attorney, before signing this Agreement. Employee represents that no payments or considerations have been promised to him for executing and delivering this Agreement other than the payments, agreements, and benefits described herein, which payments, benefits and agreements constitute adequate and sufficient consideration for the claims herein released and his other agreements outlined in this Agreement, and that no attorney or counsel is entitled to any fees from Angelica as a result of this Agreement except as specifically set forth herein.

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         IN WITNESS WHEREOF, the parties have executed this Settlement
Agreement and Release of All Claims as of the day and year first written above.


                                        Denis R. Raab

Date:  10/31/03                         /s/ Denis R. Raab
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                                     Angelica Corporation

Date:  10/31/03                      By: /s/ Stephen M. O'Hara
     ---------------------------        ------------------------------


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